SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the


                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               CONMED CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

                               CONMED CORPORATION


                                 525 French Road


                              Utica, New York 13502


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the "Company") will be held at the offices of the Company at 525 French Road, Utica, New York on Tuesday, May 14, 2002 at 3:30 P.M. (New York time), for the following purposes:

(1)  To elect six directors to serve on the Company's Board of Directors;

(2) To ratify the appointment of independent accountants for the Company for 2002;

(3) To approve and authorize an amendment to the Company's 1999 Long Term Incentive Plan to increase the number of shares of common stock authorized for issuance by 1,000,000 shares;

(4) To approve and authorize amendments to the Company's Stock Option Plan for Non-Employee Directors so as:

     o To increase the number of shares of common stock authorized for issuance by 100,000 shares; and

     o To permit the Company's Board of Directors in the future to provide an initial grant of stock options to any new director;

(5)  To approve and adopt an employee stock purchase plan; and

(6) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The shareholders of record at the close of business on March 29, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

                                By Order of the Board of Directors,

                                                  /s/ Thomas M. Acey
                                                  ------------------
                                                  Thomas M. Acey
                                                           Secretary
April 15, 2002

                               CONMED CORPORATION
                                 525 French Road
                              Utica, New York 13502


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 14, 2002

     The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 14, 2002, at 3:30 P.M. (New York time), at the offices of the Company at 525 French Road, Utica, New York, and any adjournment thereof. The matters to be considered and acted upon at such meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement, the related form of proxy and the Company's Annual Report to Shareholders are being mailed on or about April 15, 2002, to all shareholders of record on March 29, 2002. Shares of the Company's common stock, par value $.01 per share ("Common Stock") represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

     The persons named as proxies are Eugene R. Corasanti and Robert E. Remmell, who are presently directors and, in the case of Mr. Corasanti, an officer of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement and other material enclosed, and all clerical and other expenses of solicitations, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

     Votes at the 2002 Annual Meeting will be tabulated by a representative of Registrar and Transfer Company, which has been appointed by the Company's Board of Directors to serve as inspector of election.

                                  VOTING RIGHTS

     The holders of record of the 25,549,358 shares of Common Stock outstanding on March 29, 2002 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Shareholders are not entitled to cumulative voting rights. Under the rules of the Securities and Exchange Commission, or the SEC, boxes and a designated blank space are provided on the proxy card for shareholders if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast at the meeting. With respect to Proposal
(1), the director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Proposals
(2), (3), (4) and (5) require the affirmative vote of the holders of a majority of the votes cast at the meeting in order to be approved by the shareholders.

     When properly executed, a proxy will be voted as specified by the shareholder. If no choice is specified by the shareholder, a proxy will be voted "for" all portions of items (1), (2), (3), (4) and (5) and in the proxies' discretion on any other matters coming before the meeting.

     Under the rules of the New York Stock Exchange, Inc., which effectively govern the voting by any brokerage firm holding shares registered in its name or in the name of its nominee on behalf of a beneficial owner, Proposals (1) and
(2) are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days prior to the Annual Meeting (shares held by such clients, "broker non-votes") and Proposals (3), (4) and (5) are considered "non discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on this item. The broker non-votes will be treated in the same manner as votes present.


                                  ANNUAL REPORT

     The annual report for the fiscal year ended December 31, 2001, including financial statements, is being furnished with this proxy statement to shareholders of record on March 29, 2002. The annual report does not constitute a part of the proxy soliciting material and is not deemed "filed" with the SEC.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 28, 2002, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee director, by each of the Named Executive Officers (as defined below) and by all directors and executive officers as a group.

                                                                 Amount and Nature of
                  Name of Beneficial Owner                       Beneficial Ownership        Percent of Class
                  ------------------------                       --------------------        ----------------
William W. Abraham(1)                                                    267,907                    1.05%
Eugene R. Corasanti(2)                                                 1,066,042                    4.17%
Joseph J. Corasanti(3)                                                   360,671                    1.41%
Bruce F. Daniels(5)                                                       16,893                      ( 4 )
William D. Matthews(1)                                                    26,264                      ( 4 )
Robert E. Remmell(1)                                                      16,447                      ( 4 )
Stuart J. Schwartz(6)                                                     12,539                      ( 4 )
Robert D. Shallish, Jr. (1)                                               98,883                      ( 4 )
Gerald Woodard (1)                                                        13,501                      ( 4 )
Directors and executive officers as a group                            2,165,794                    8.48%
(10 persons)(1)(2)(3)(5)(6)(7)


                                                                 Amount and Nature of
                  Name of Beneficial Owner                       Beneficial Ownership        Percent of Class
                  ------------------------                       --------------------        ----------------

Wellington Management Company, LLP (8)                                2,882,950                    11.4%
75 State Street
Boston, Massachusetts 02109

AXA Financial, Inc. (and related entities)(9)                         1,598,199                     6.3%
1290 Avenue of the Americas
New York, New York  10104

Barclay's Global Investors, N.A.(10)                                  1,289,263                     5.1%
45 Fremont Street
San Francisco, California  94105

Massachusetts Financial Services Company (11)                         1,456,137                     5.8%
500 Boylston Street
15th Floor
Boston, Massachusetts  02116

Bristol-Myers Squibb Company (12)                                     1,500,000                     5.6%
345 Park Avenue
New York, NY 10154


--------------------------------------------------------------------------------

     o Unless otherwise set forth above, the address of each of the above listed shareholders is c/o CONMED Corporation, 525 French Road, Utica, New York 13502.

(1)  Includes shares subject to options, exercisable within 60 days.

(2) Includes shares subject to options, exercisable within 60 days. Also includes 63,787 shares owned beneficially by the wife of Eugene R. Corasanti. Eugene R. Corasanti disclaims beneficial ownership of these shares.

(3) Includes shares subject to options, exercisable within 60 days. Joseph J. Corasanti is the son of Eugene R. Corasanti.

(4)  Less than 1%.

(5) Includes shares subject to options, exercisable within 60 days. Also includes 3,375 shares owned beneficially by the wife of Bruce F. Daniels. Mr. Daniels disclaims beneficial ownership of these shares.

(6) Includes shares subject to options, exercisable within 60 days. Also includes 1,275 shares owned beneficially by the wife of Stuart J. Schwartz. Dr. Schwartz disclaims beneficial ownership of these shares.

(7) Includes shares subject to options, exercisable within 60 days, held by William W. Abraham, Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, William D. Matthews, Robert E. Remmell, Stuart J. Schwartz and Robert D. Shallish, Jr., directors and executive officers of the Company. Such 2,165,794 shares are equal to approximately 8.48% of the Common Stock outstanding. As of March 29, 2002, the Company's directors and executive officers as a group (10 persons) are the record owners of 521,525 shares, which is approximately 2.04% of the Common Stock outstanding.

(8) An amendment to a Schedule 13G filed with the SEC by Wellington Management Company, LLP on February 12, 2002 indicates that Wellington Management Company, LLP may be deemed to beneficially own 2,882,950 shares of Common Stock that are held of record by its clients by virtue of having shared voting power over 2,408,200 shares and shared dispositive power over 2,882,950 shares in its capacity as an investment adviser.

(9) A Schedule 13G filed with the SEC by AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle, as a group, AXA and AXA Financial, Inc. on February 11, 2002 indicates that such entities beneficially own 1,598,199 shares of Common Stock by virtue of having sole dispositive power over 983,699 shares acquired solely for investment purposes by AXA Rosenberg Investment Management LLC and shared dispositive power over 614,500 shares acquired solely for investment purposes by Alliance Capital Management L.P. on behalf of client discretionary investment advisory accounts. The group also reports having sole voting power with respect to 1,307,200 shares and shared voting power with respect to 9,525 shares.

(10) A Schedule 13G filed with the SEC by Barclays Global Investors, N.A. on February 11, 2002 indicates that Barclays Global Investors, N.A. and Barclays Global Fund Advisors beneficially own 1,289,863 shares of Common Stock by virtue of having sole voting power over 1,270,798 shares of Common Stock and sole dispositive power over 1,289,863 shares of Common Stock in their roles as investment advisors for certain funds.

(11) An amendment to a Schedule 13G filed with the SEC by Massachusetts Financial Services Company on February 11, 2002 indicates that Massachusetts Financial Services Company beneficially owns 1,456,137 shares of Common Stock by virtue of having sole voting power over 1,227,712 of those shares and sole dispositive power over 1,456,137 shares in its capacity as an investment adviser.

(12) A Schedule 13D filed with the SEC by Bristol-Myers Squibb Company ("BMS") on January 9, 1998, indicates that BMS beneficially owns 1,500,000 shares, adjusted so as to reflect a stock dividend of Common Stock by virture of having sole voting and dispositive power over such shares pursuant to a warrant to purchase Common Stock, dated as of December 31, 1997, issued by the Company to BMS in connection with the acquistion of Linvatec Corporation ("Linvatec") by the Company on December 31, 1997.

     On March 29, 2002, there were 1,213 shareholders of record of the Company's Common Stock.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, and furnished to the Company pursuant to Rule 16a-3(c) thereunder, each person who, at any time during its fiscal year ended December 31, 2001, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock that failed to file on a timely basis any such reports. Based on such reports, the Company is not aware of any such failure to file on a timely basis any such reports by any such person that has not previously been disclosed with the following exception. Joseph Corasanti filed a Form 4 approximately four weeks late to report the receipt of the gift of 1,000 shares of common stock from Eugene R. Corasanti, who had disclosed the gift in a Form 4 filed with the SEC on or about October 31, 2001.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

     At the meeting, six directors are to be elected to serve on the Company's Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason. The director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Shareholders are not entitled to cumulative voting rights.

           The Board of Directors recommends a vote FOR this proposal.

     The Board of Directors consists of six directors. Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees proposed for election at the Annual Meeting is presently a member of the Board of Directors and has been elected by the shareholders.

     The following table sets forth certain information regarding the members of, and nominees for, the Board of Directors:


                NOMINEES FOR ELECTION AT THE 2001 ANNUAL MEETING

                                                  Served As
                                                  Director                    Principal Occupation or
               Name                    Age          Since                    Position with the Company
               ----                    ---       -----------                 -------------------------
Eugene R. Corasanti                     71          1970       Chairman of the Board of Directors, and Chief
                                                               Executive Officer of the Company
                                        71          1983       Partner of Steates Remmell Steates & Dziekan
Robert E. Remmell                                              (Attorneys)
                                        67          1992       Executive, retired; former Controller of the
Bruce F. Daniels                                               international division of Chicago Pneumatic Tool
                                                               Company
                                        67          1997       Retired Chairman of the Board of Directors and
William D. Matthews                                            retired Chief Executive Officer of Oneida Ltd. and
                                                               director of Oneida Financial Corporation and a former
                                                               director of Coyne Textile Services
                                        65          1998       Physician, retired
Stuart J. Schwartz
                                        38          1994       President and Chief Operating Officer of the Company
Joseph J. Corasanti


DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

     EUGENE R. CORASANTI (age 71) has served as Chairman of the Board of the Company since its incorporation in 1970. Mr. Corasanti is also the Company's Chief Executive Officer. Prior to that time he was an independent public accountant. Mr. Corasanti holds a B.B.A. degree in Accounting from Niagara University. Eugene R. Corasanti's son, Joseph J. Corasanti, is President and Chief Operating Officer and a Director of the Company.

     ROBERT E. REMMELL (age 71) has served as a Director since June 1983. Mr. Remmell also served as a non-employee, Assistant Secretary of the Company and as a non-employee officer of several of the Company's subsidiaries from June 1983, until March 1, 2000, when he resigned from his position as Assistant Secretary of the Company, and from the positions he had held in the Company's subsidiaries. Mr. Remmell has been a partner since January 1961 of Steates Remmell Steates & Dziekan, Utica, New York, which has served as counsel to the Company. Mr. Remmell holds a B.A. degree from Utica College and an L.L.B. from Syracuse University School of Law.

     BRUCE F. DANIELS (age 67) has served as a Director of the Company since August 1992. Mr. Daniels is a retired executive. From August 1974 to June 1997, Mr. Daniels held various executive positions, including a position as Controller with Chicago Pneumatic Tool Company. Mr. Daniels holds a B.S. degree in Business from Utica College.

     WILLIAM D. MATTHEWS (age 67) has served as a Director of the Company since August 1997. From 1986 until retiring from the positions in 1999, Mr. Matthews was the Chairman of the Board and the Chief Executive Officer of Oneida Ltd. Mr. Matthews is a director of Oneida Financial Corporation and formely served as a director of Coyne Textile Services. Mr. Matthews holds a B.A. degree from Union College and an L.L.B. degree from Cornell University School of Law.

     STUART J. SCHWARTZ (age 65) has served as a Director of the Company since May 1998. Dr. Schwartz is a retired physician. From 1969 to December 1997 he was engaged in private practice as an urologist. Dr. Schwartz holds a B.A. degree from Cornell University and a M.D. degree from SUNY Upstate Medical College, Syracuse.

     JOSEPH J. CORASANTI (age 38) has served as President and Chief Operating Officer of the Company since August 1999 and as a Director of the Company since May 1994. He also served as General Counsel and Vice President-Legal Affairs of the Company from March 1993 to August 1998 and Executive Vice-President/General Manager of the Company from August 1998 to August 1999. Prior to that time he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas, Los Angeles, California from 1990 to March 1993. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. Joseph J. Corasanti is the son of Eugene R. Corasanti, Chairman and Chief Executive Officer of the Company.

     WILLIAM  W.  ABRAHAM  (age 70)  joined  the  Company in May 1977 as General
Manager. He has served as the Company's Vice President-Manufacturing and Engineering since June 1983. In November of 1989 he was named Executive Vice President and in March 1993, he was named Senior Vice President of the Company. Mr. Abraham holds a B.S. degree in Industrial Management from Utica College.

     ROBERT D. SHALLISH, JR. (age 53) joined the Company as Chief Financial Officer and Vice President-Finance in December 1989 and has also served as an Assistant Secretary since March 1995. Prior to this he was employed as Controller of Genigraphics Corporation in Syracuse, New York since 1984. He was employed by Price Waterhouse LLP as a certified public accountant and senior manager from 1972 through 1984. Mr. Shallish graduated with a B.A. degree in Economics from Hamilton College and holds a Master's degree in Accounting from Syracuse University.

     GERALD G. WOODARD (age 54) joined the Company as President of Linvatec Corporation, a wholly-owned subsidiary of the Company, in May 2000. Prior to his employment with the Company, Mr. Woodard served as the President of Elekta Holdings, Inc. from March 1998 to May 2000. Previous to this position Mr. Woodard was the President of the Monitoring and Information Systems Division of Marquette Medical Systems from November 1995 to March 1998. Mr. Woodard holds a B.G.S. degree from Indiana University.

     DANIEL S. JONAS (age 38) joined the Company as General Counsel in August 1998 and in addition became the Vice President-Legal Affairs in March 1999. In September 1999, Mr. Jonas assumed responsibility for certain of the Company's Regulatory Affairs and Quality Assurance. Prior to his employment with the Company he was a partner with the law firm of Harter, Secrest & Emery, LLP in Syracuse from January 1998 to August 1998, having joined the firm as an Associate Attorney in 1995. Prior to that he was an Associate Attorney at Miller, Alfano & Raspanti, P.C. in Philadelphia from 1992 to 1995 as well as an adjunct professor of law at the University of Pennsylvania Law School from 1991 to 1995. Mr. Jonas holds an A.B. degree from Brown University and a J.D. from the University of Pennsylvania Law School.

     LUKE A. POMILIO (age 37) joined the Company as Controller in September 1995. In addition, in September 1999, Mr. Pomilio became a Vice President with responsibility for certain of the Company's manufacturing and research and development activities. Prior to his employment with the Company, Mr. Pomilio served for two years as Controller of Rome Cable Corporation, a wire and cable manufacturer. He was also employed as a certified public accountant for seven years with Price Waterhouse LLP where he served most recently as an audit manager. Mr. Pomilio graduated with a B.S. degree in Accounting and Law from Clarkson University.

     THOMAS M. ACEY (age 55) has been employed by the Company since August 1980 and has served as the Company's Treasurer since August 1988 and as the Company's Secretary since January 1993. Mr. Acey holds a B.S. degree in Public Accounting from Utica College and prior to joining the Company was employed by the certified public accounting firm of Tartaglia & Benzo in Utica, New York.

     FRANK R. WILLIAMS (age 53) joined the Company in 1974 as Sales Manager and Director of Marketing and became Vice President-Marketing and Sales in June 1983. In September 1989, he became Vice President-Business Development, in November 1995, he became Vice President-Technology Assessment and in January 2000, he also became Vice President-Research and Development and Marketing for Minimally Invasive Surgical Products, which is now know, as ConMed Endoscopy. Mr. Williams graduated with a B.A. degree from Hartwick College in 1970 as a biology major and did his graduate study in Human Anatomy at the University of Rochester College of Medicine.

     JOHN J. STOTTS (age 45) joined the Company as Vice President-Marketing and Sales for Patient Care in July 1993 and became Vice President-Marketing in December 1996. In January 2000, Mr. Stotts became Vice President - Marketing and Sales for Patient Care Products. Prior to his employment with the Company, Mr. Stotts served as Director of Marketing and Sales for Medtronic Andover Medical, Inc. Mr. Stotts holds a B.A. degree in Business Administration from Ohio University.

     EUGENE T. STARR (age 56) joined the company as President of CONMED Electrosurgery in July 2001. Prior to his employment with the company, Mr. Starr served as President of TYCO Healthcare Group, Canada from October 1999 (when TYCO acquired US Surgical Corporation) to January 2001. Before his position with TYCO, Mr. Starr spent 17 years with US Surgical, the most recent being Vice President and General Manager of Auto Suture Co., U.S. Surgical's Canadian subsidiary. Mr. Starr holds a B.S. degree in Business Administration from the University of Charleston.

     The Company's Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Eugene R. Corasanti's employment is subject to an employment agreement which had been scheduled to expire on December 31, 2001, and was extended until December 31, 2006, as further described below. Joseph J. Corasanti's employment is subject to an employment agreement which expires on December 31, 2004. The Company's other officers are appointed by the Board of Directors and, except as set forth in the following section, hold office at the will of the Board of Directors.

COMPENSATORY ARRANGEMENTS AND RELATED TRANSACTIONS

     The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors. These agreements provide that the individuals will not, in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares or a change in a majority of the Board of Director), voluntarily leave the employ of the Company until a third person has terminated his or her efforts to effect a Change of Control or until a Change of Control has occurred.

     In the event of a termination of the individual's employment within two years and six months of a Change of Control, the executive is entitled to three years' compensation, including bonus, retirement benefits equal to the benefits he would have received had he completed three additional years of employment, continuation of all life, accident, health, savings, or other fringe benefits for three years, as well as any excise or other tax that may become due as a result of such Change of Control.

     The Board of Directors of the Company may terminate any such agreement upon three years prior written notice. The Board of Directors may also, at any time, terminate an agreement with respect to any executive employee who is affiliated with any group seeking or accomplishing a Change of Control. Messrs. E. Corasanti, J. Corasanti, Abraham, Shallish and Woodard are each a party to such an agreement, as are certain other officers of the Company and/or its subsidiaries.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The full Board of Directors met seven times in person and voted by unanimous consent three times during 2001. Each incumbent director attended or acted upon at least 100% of the total 2001 board meetings or unanimous consents and committee meetings or unanimous consents held or acted upon during periods that he was a member of the Board or such committees.

     The Company's Board of Directors has three standing committees: the Audit Committee, the Stock Option Committee and the Compensation Committee. The Company has no nominating committee. In addition, if the Employee Stock Purchase Plan is approved by shareholders, the Board will appoint an Employee Plan Committee which may be comprised of Board members or officers of the Company, or some combination of both.

     The Audit Committee presently consists of Messrs. Daniels, Matthews and Remmell. The Audit Committee is charged with evaluating accounting and control procedures and practices of the Company and reporting on such matters to the Board of Directors. The Audit Committee also serves as the direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such auditors. The Audit Committee met five times during 2001. The current Audit Committee Charter was attached as an appendix to our 2001 proxy statement.

     The Stock Option Committee presently consists of Messrs. Daniels, Remmell and Dr. Schwartz. The Stock Option Committee administers the Company's employee stock option plans and has authority to grant options to officers and key employees, as designated by the Stock Option Committee, and to determine the terms of such options in accordance with the employee stock option plans. The Stock Option Committee met in person once, and acted by unanimous written consent on resolutions six times during 2001.

     The Compensation Committee presently consists of Messrs. Daniels, Matthews and Remmell. The Compensation Committee is charged with reviewing and establishing levels of salary, bonuses, benefits and other compensation for the Company's officers. The Compensation Committee met five times during 2001.

     Each Director was paid $1,000 for each of the seven meetings of the full Board of Directors personally attended and Messrs. Daniels, Matthews and Remmell and Dr. Schwartz, as non-employee directors, were paid $3,000 for each of the four fiscal quarters of service on the Board of Directors, and each member of the Audit Committee is paid $500 for each meeting of the Audit Committee attended. In addition, under the Company's Stock Option Plan for Non-Employee Directors, each non-employee director (Messrs. Daniels and Remmell in 1996 and 1997, Messrs. Daniels, Matthews and Remmell and Dr. Schwartz in 1998 and 1999 and, Messrs. Daniels, Matthews and Remmell and Dr. Schwartz in 2001), reelected or continuing as a director, receives 4,500 options with an option price equal to the fair market value of the Company's Common Stock on the business day following each annual meeting of the shareholders.

AUDIT COMMITTEE REPORT

         The role of the Audit Committee is to assist the Board of Directors in its oversight of the company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of NASDAQ. In addition, the Board has determined that, even if Mr. Remmell's former service as a non-employee officer, among other things, precluded a finding of "independence", the following exceptional circumstances supported allowing Mr. Remmell's service on the Audit Committee to continue: (1) Mr. Remmell's close involvement with the Company over many years; (2) his representation of the Company in public offerings; (3) his work on a number of the Company's acquisitions; and (4) his good working relationship with members of management who are involved in financial and accounting affairs. The Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on February 15, 2001, a copy of which was attached to our 2001 proxy statement.

     Management is responsible for CONMED's internal controls, financial reporting process and compliance with laws and regulations. The independent accountants are responsible for performing an independent audit of CONMED's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the

Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     CONMED's independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants their independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

     Based upon the Committee's review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in CONMED's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC.

Submitted by the Audit Committee,

Bruce Daniels (Chairman)
William Matthews
Robert E. Remmell


COMPENSATION OF EXECUTIVE OFFICERS

     The following information relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) Eugene R. Corasanti, the Chairman of the Board of Directors and Chief Executive Officer of the Company (the "CEO") and
(ii) the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Company at December 31, 2001 (the CEO and such officers, the "Named Executive Officers").

     The following information does not reflect any compensation awarded to or earned by the Named Executive Officers subsequent to December 31, 2001, except as may otherwise be indicated. Any compensation awarded to or earned by the Named Executive Officers during 2002 will be reported in the proxy statement for the Company's 2003 Annual Meeting of Shareholders, unless such compensation has been previously reported.

         Summary Compensation Table

     The following table sets forth for the Named Executive Officers for each of the last three fiscal years: (i) the name and principal position of the executive officer (column (a)); (ii) the year covered (column (b)); (iii) annual compensation (columns (c), (d) and (e)), including: (A) base salary earned during the year covered (column (c)); (B) bonus earned during the year covered (column (d)); and (C) other annual compensation not properly categorized as salary or bonus (column (e)); (iv) long-term compensation, including the sum of the number of stock options granted (column (f)); and all other compensation (column (g)).


                           Summary Compensation Table

------------------------------- ---------- ---------------------------------------- -------------------- --------------------
                                                                                                                     All
                                                                                             Long-Term              Other
                                                         Annual Compensation             Compensation Awards    Compensation(4)
------------------------------- ---------- ---------------------------------------------- ------------------- ----------------
             (a)                   (b)        (c)           (d)                (e)              (f)               (g)
------------------------------- ---------- ------------- ------------  ------------------ ------------------- ----------------
             Name               Fiscal        Salary      Bonus(1)        Other Annual
                                                                          Compensation(2)      Options(3)
     Principal Position           Year         ($)           ($)             ($)                  (#)              ($)
------------------------------- ---------- ------------- ------------  ------------------ ------------------- ----------------
Eugene R. Corasanti,               2001       344,366        52,502       407,539                112,500         6,000
Chief Executive Officer,           2000       337,335             0       370,490                112,500             -
Chairman of the Board              1999       322,854        65,000       245,900                 75,000             -
------------------------------- ---------- ------------- ------------  ------------------ ------------------- ----------------
Joseph J. Corasanti,               2001       221,432        34,655       110,000                154,687         9,062
President, Chief                   2000       208,895             0       100,000                112,500             -
Operating Officer                  1999       170,134        40,000             -                 90,000             -
------------------------------- ---------- ------------- ------------  ------------------ ------------------- ----------------
William W. Abraham,                2001       184,185        27,986             -                 15,000        10,820
Senior Vice President              2000       183,807             0             -                 15,000             -
                                   1999       178,907        34,840             -                 15,000             -
------------------------------- ---------- ------------- ------------  ------------------ ------------------- ----------------
Gerald G. Woodard,                 2001       209,153             0             -                 15,000       114,441
President of Linvatec(5)           2000       118,794             0             -                 52,500             -
                                   1999           n/a           n/a           n/a                    n/a             -
------------------------------- ---------- ------------- ------------  ------------------ ------------------- ----------------
Robert D. Shallish, Jr.,           2001       170,809        26,333             -                 15,000         9,807
Chief Financial Officer,           2000       165,948             0             -                 15,000             -
Vice President - Finance           1999       161,327        31,574             -                 15,000             -
------------------------------- ---------- ------------- ------------  ------------------ ------------------- ----------------



--------------------------------------------------------------------------------

(1) Annual Compensation - Bonus includes cash bonuses in year earned even if paid after the fiscal year end.

(2) Amounts represent deferred compensation and accrued interest for Messrs. E. and J. Corasanti. See the discussion of the employment agreements for Messrs. E. and J. Corasanti, below.

(3) Long Term Compensation generally consists only of stock options. The figures reported above have been adjusted to account for the effects of the September 2001 stock dividend.

(4) All Other Compensation consists of company contributions, if any, to employee 401(k) plan accounts on the same terms offered to all other employees, as well as certain other reimbursements (for example, for non-recurring relocation expense for Mr. Woodard). Information for these amounts for 2000 and 1999 is not reported separately as it is for 2001.

(5)  Mr. Woodard was hired effective May 30, 2000.

     Eugene R. Corasanti has a five-year employment agreement (the "CEO Employment Agreement") with the Company, which originally extended through
December 31, 2001, and was extended through December 31, 2006. The CEO Employment Agreement provides for Mr. Corasanti to serve as chief executive officer of the Company for five years at an annual salary not less than $300,000, as determined by the Board of Directors. Mr. Corasanti also receives deferred compensation of $100,000 per year (which the Board increased to $200,000 for 2000 and 2001) with interest at 10% per annum, payable in 120 equal monthly installments upon his retirement or to his beneficiaries at death, and is entitled to participate in the Company's employee stock option plan and pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors. In the event that the Board of Directors should fail to re-elect Mr. Corasanti as chief executive officer or should terminate his employment for reasons other than just cause, Mr. Corasanti will become entitled to receive the greater of three years' base annual salary or the balance of his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination for the five-term employment term, and shall continue to receive other employment benefits, for the greater of three years or the balance of the CEO Employment Agreement's five-year term. In the event of Mr. Corasanti's death or disability, Mr. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the CEO Employment Agreement's term. If, during the term of Mr. Corasanti's employment under the Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus
(ii) the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of two years from the date of such early termination;
(c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied. The Board of Directors determined that Mr. Corasanti's base salary would be $350,000 for 2001.

     Joseph J. Corasanti has a five-year employment agreement (the "COO Employment Agreement") with the Company, extending through December 31, 2004. The COO Employment Agreement provides for Mr. Corasanti to serve as chief operating officer of the Company for five years at an annual salary not less than $200,000, as determined by the Board of Directors. Mr. Corasanti also receives deferred compensation of $100,000 per year with interest at 10% per annum, payable in 120 equal monthly installments, at his option, upon his departure or retirement or to his beneficiaries at death, and is entitled to participate in the Company's employee stock option plan and pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors. In the event that the Board of Directors should fail to re-elect Mr. Corasanti as chief operating officer or should terminate his employment for reasons other than just cause, Mr. Corasanti will become entitled to receive the greater of three years' base annual salary or the balance of his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination for the five-term employment term, and shall continue to receive other employment benefits, for the greater of three years or the balance of the COO Employment Agreement's five-year term. In the event of Mr. Corasanti's death or disability, Mr. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the COO Employment Agreement's term. If, during the term of Mr. Corasanti's employment under the COO Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. Corasanti will be entitled to receive
(a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus (ii) the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of two years from the date of such early termination;
(c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied. The Board of Directors determined that Mr. J. Corasanti's base salary would be $225,000 for 2001.

     The Company is paying the premiums on three split-dollar life insurance policies for Eugene R. Corasanti. In 2001, premiums on these policies paid by the Company aggregated approximately $60,000. In addition, the Company is paying the premiums for a split-dollar life insurance policy for Mr. J. Corasanti, for which the Company paid premiums of $12,130 in 2001. These matters are described below under "Board of Directors Interlocks and Insider Participation; Certain Relationships and Related Transactions."

STOCK OPTION PLANS

1999 Long-Term Incentive Stock Plan

     In May 1999, the shareholders approved the CONMED Corporation 1999 Long-Term Incentive Plan (the "1999 LTIP"). Under the 1999 LTIP, in the discretion of the Stock Option Committee of the Board of Directors (the "Committee"), options, performance shares and restricted stock may be granted to employees and/or consultants of the Company and its subsidiaries. The Committee presently consists of Messrs. Daniels and Remmell and Dr. Schwartz.

     Options may be granted which are (i) incentive stock options within the meaning of Internal Revenue Code Section 422, (ii) options other than incentive stock options (i.e., non-qualified options), (iii) performance shares, and (iv) restricted stock (collectively, the "awards"). A total of 1,500,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) are reserved against the issuance of awards to be granted under the 1999 LTIP. If the proposal to amend the 1999 LTIP is approved at the Annual Meeting, an additional 1,000,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) would be reserved against the issuance of awards to be granted under the 1999 LTIP. Shares reserved under an award which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the 1999 LTIP. As of March 29, 2002, options relating to 1,136,746 shares of Common Stock have been granted and not terminated under the 1999 LTIP. As of March 29, 2002, 362,861 of the options are exercisable. As of March 29, 2002, options relating to 363,254 shares of Common Stock remain available to be granted.

The 1992 Plan

     In April 1992, the shareholders approved the CONMED Corporation 1992 Stock Option Plan (as amended and approved by the shareholders on May 21, 1996, the "1992 Plan"). Under the 1992 Plan, in the discretion of the Stock Option Committee of the Board of Directors (the "Committee"), options may be granted to officers and key employees of the Company and its subsidiaries for the purchase of shares of Common Stock. The Committee presently consists of Messrs. Daniels and Remmell and Dr. Schwartz.

     Options may be granted which are (i) incentive stock options within the meaning of Internal Revenue Code Section 422 or (ii) options other than incentive stock options (i.e., non-qualified options). A total of 3,000,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) are reserved against the exercise of options to be granted under the 1992

Plan. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the 1992 Plan. No additional options are available to be granted under the 1992 Plan. Options relating to 3,000,000 shares of Common Stock have been granted and not terminated under the 1992 Plan, of which options relating to 1,315,293 shares of Common Stock are still exercisable.

The 1983 Plan

     In June 1983, the shareholders of the Company approved an employee stock option plan (the "1983 Plan"), which was subsequently amended and approved by the shareholders on June 30, 1987 and April 10, 1992. Options may be granted which are (i) incentive stock options within the meaning of Internal Revenue Code Section 422 or (ii) options other than incentive stock options (i.e., non-qualified options). Pursuant to the 1983 Plan, officers and key employees of the Company were eligible for grants of stock options at the fair market value of the Company's Common Stock on the date of grant, exercisable commencing one year after grant. The 1983 Plan is administered by the Committee.

     No additional options may be granted under the 1983 Plan. Options relating to 1,508,629 shares of Common Stock were granted under the 1983 Plan, of which options for 9,921 shares of Common Stock are still exercisable.

Stock Option Plan for Non-Employee Directors

     In May 1995, the shareholders of the Company approved the Stock Option Plan For Non-Employee Directors of CONMED Corporation (the "Non-Employee Directors Plan"). All members of the Company's Board of Directors who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in the Non-Employee Directors Plan. Under the Non-Employee Directors Plan, each Non-Employee Director elected, reelected or continuing as a director receives 4,500 options (which are non-qualified stock options under the Internal Revenue Code of 1986) with an option price equal to the fair market value of the Company's Common Stock on the business day following each annual meeting of the shareholders. In addition, if the proposal to amend the Non-Employee Directors Plan is approved at the Annual Meeting, upon initial election, designation or appointment, each new Non-Employee Director could receive a grant of up to 10,000 options (which are non-qualified stock options under the Internal Revenue Code of 1986) with an option price equal to the fair market value of the Company's Common Stock on the business day following the date of such election, designation or appointment.

     A total of 112,500 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) are reserved against the exercise of options to be granted and not terminated under the Non-Employee Directors Plan, of which options for 60,832 shares of Common Stock have been granted and options for 31,556 shares are still exercisable. Options relating to 51,668 shares of Common Stock remain available to be granted. If the proposal to amend the Non-Employee Directors Plan is approved at the Annual Meeting, an additional 100,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) would be reserved against the issuance of awards to be granted under the Non-Employee Directors Plan. Shares issuable under the Non-Employee Directors Plan may be authorized but unissued shares or treasury shares. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the Non-Employee Directors Plan.

Option Grants Table

     The following table sets forth, with respect to grants of stock options made during 2001 to each of the Named Executive Officers: (i) the name of the executive officer (column (a)); (ii) the number of securities underlying options granted (column (b)); (iii) the percent the grant represents of the total options granted to all employees during 2001; (iv) the per share exercise price of the options granted (column (d)); (v) the expiration date of the options (column (e)); and (vi) the potential realizable value of each grant, assuming the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at a rate of (A) 5% per annum (column (f)) and (B) 10% per annum (column (g)).

                              Option Grants in 2001

                                                                                                 Potential Realizable Value at
                                                                                                  Assumed Annual Rates of Stock
                                                                                                      Price Appreciation for
                                       Individual Grants                                                      Option Term
----------------------------------------------------------------------------------------------   -------------------------------
             (a)                    (b)            (c)             (d)               (e)               (f)             (g)

                                 Number of
                                Securities      % of Total
                                Underlying       Options
                                  Options       Granted to     Exercise or
                                  Granted      Employees in    Base Price
            Name                    (#)            2001          ($/Sh)        Expiration Date        5%($)           10%($)
            ----                    ---            ----          ------        ---------------        -----           ------
Eugene R. Corasanti              112,502           15.86          14.22         May 15, 2011        1,006,093       2,549,637

Joseph J. Corasanti              112,502           15.86          14.22         May 15, 2011        1,006,093       2,549,637

                                                    5.95          21.01         Dec.18, 2011          557,420       1,412,612
                                  42,187

William W. Abraham                15,008            2.12          14.22         May 15, 2011          268,430         680,254

Gerald Woodard                    15,008            2.12          14.22         May 15, 2011          268,430         680,254

Robert D. Shallish, Jr.           15,008            2.12          14.22         May 15, 2011          268,430         680,254




Aggregated Option Exercises and Year-End Option Value Table

     The following table sets forth, with respect to each exercise of stock options during 2001 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis: (i) the name of the executive officer (column (a)); (ii) the number of shares received upon exercise, or, if no shares were received, the number of securities with respect to which the options were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of securities underlying unexercised options held at December 31, 2001, separately identifying the exercisable and unexercisable options (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options held at December 31, 2001, separately identifying the exercisable and unexercisable options (column (e)). The Company's stock option plans do not provide for stock appreciation rights.


                    Aggregated Option Exercises in 2001 and
                        December 31, 2001 Option Values

            (a)                   (b)              (c)                      (d)                                (e)
                                                             Number of Securities Underlying    Value of Unexercised In-the-Money
                                                              Unexercised Options at             Options at 12/31/01 ($)(1)
                                                                  12/31/01(#)                  ------------------------------------
                                                                  -----------
                                 Shares
                              Acquired on    Value Realized
           Name               Exercise (#)         ($)          Exercisable     Unexercisable     Exercisable      Unexercisable
           ----               ------------         ---          -----------     -------------     -----------      -------------
Eugene R. Corasanti                   0                0          713,287          112,502         6,349,398           645,761
Joseph J. Corasanti                   0                0          231,019          189,781         1,473,385           887,048
William W. Abraham              141,932        2,448,844          108,689           15,008           609,944            86,146
Gerald Woodard                        0                0           10,501           50,597            50,303           267,976
Robert D. Shallish, Jr.               0                0          100,510           42,034           641,499            49,486

--------------------------------------------------------------------------------

(1) Assumes $19.96 per share fair market value on December 31, 2001 which was the closing price on December 31, 2001, the last day of trading on NASDAQ in 2001.

PENSION PLANS

     The Company maintains a broadly based defined benefit pension plan (the "Pension Plan") for all employees. The Pension Plan entitles a participant to a normal monthly retirement benefit equal to 1 1/2% of the participant's average monthly earnings over the period of employment times years of service. The deferred compensation for Messrs. E. and J. Corasanti is not included in the calculation of retirement benefits. Benefits are fully vested after five years of service, starting from date of hire. Upon reaching normal retirement age, generally age 65 with five years of credited service, participants are entitled to receive vested benefits under the Pension Plan either in the form of a lump sum payment or a monthly retirement benefit.

     The Pension Plan represents a "fresh start" as of January 1, 1989, replacing the three pension plans formerly in place. The three former plans have been merged into the Pension Plan, which is the former broadly based plan with the benefit formula increased from 1/2% of pay to 1 1/2% of pay. Benefits accrued by participants under the former plans became fully vested as of December 31, 1988 and are paid, when due, from this "fresh start" Pension Plan. Benefits accrued under the former plans are payable from the Pension Plan in addition to the benefits to be received under the Pension Plan.

     As of December 31, 2001, Messrs. E. Corasanti, J. Corasanti, Abraham, Woodard and Shallish had six, nine, five, two and twelve years of credited service, respectively. The first table presents information concerning the annual pension payable under the Pension Plan based upon various assumed levels of annual compensation and years of service.

                               CONMED Pension Plan
                                                       Years of Service

           Average                 -------------------------------------------------------------------------
            Pay                      15                20               25             30              35
          ----------                ------           ------            ------          ------         ------
             $125,000              $28,125          $37,500           $46,875         $56,250        $65,625
             $150,000               33,750           45,000            56,250          67,500         78,750
          $175,000(1)               36,000           48,000            60,000          72,000         84,000
          $200,000(1)               36,000           48,000            60,000          72,000         84,000
          $225,000(1)               36,000           48,000            60,000          72,000         84,000
          $250,000(1)               36,000           48,000            60,000          72,000         84,000
          $300,000(1)               36,000           48,000            60,000          72,000         84,000
          $400,000(1)               36,000           48,000            60,000          72,000         84,000
          $450,000(1)               36,000           48,000            60,000          72,000         84,000
          $500,000(1)               36,000           48,000            60,000          72,000         84,000
---------------------


(1) 2001 statutory limits are $140,000 for straight life annuity benefit payable at age 65 and $170,000 annual compensation taken into account in determining average pay.



                              Linvatec Pension Plan

                                                           Years of Service
      Average               ----------------------------------------------------------------------------------
        Pay                 15                 20                 25                 30                 35
      ----------            ------             ------             ------              ------           -------
         $125,000          $33,924            $45,232            $56,540             $67,848           $79,156
         $150,000           41,424             55,232             69,040              82,848            96,656
      $175,000(1)           44,424             59,232             74,040              88,848           103,656
      $200,000(1)           44,424             59,232             74,040              88,848           103,656
      $225,000(1)           44,424             59,232             74,040              88,848           103,656
      $250,000(1)           44,424             59,232             74,040              88,848           103,656
      $300,000(1)           44,424             59,232             74,040              88,848           103,656
      $400,000(1)           44,424             59,232             74,040              88,848           103,656
      $450,000(1)           44,424             59,232             74,040              88,848           103,656
      $500,000(1)           44,424             59,232             74,040              88,848           103,656

--------------------------------------------------------------------------------

(1) 2001 statutory limits are $140,000 for straight life annuity benefit payable at age 65 and $170,000 annual compensation taken into account in determining average pay.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Board of Directors, pursuant to the terms of the CEO and COO Employment Agreements, establishes the annual salary of Eugene R. Corasanti and Joseph J. Corasanti. The Compensation Committee establishes the compensation plans and specific compensation levels for the Company's other officers. The Stock Option Committee administers the Company's stock option plans. The Compensation Committee is presently composed of William D. Matthews, Bruce F. Daniels and Robert E. Remmell. The Stock Option Committee is presently composed of Robert E. Remmell, Bruce F. Daniels and Stuart J. Schwartz.

     The Board of Directors believes that the compensation of Eugene R. Corasanti, the Company's Chairman and Chief Executive Officer, should be heavily influenced by company performance, long-term growth and strategic positioning. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, major elements of the compensation package are directly tied to company performance, long-term growth and strategic positioning. This philosophy is reflected in Mr. Corasanti's current five-year employment contract, which provides for a base annual salary of $300,000 and permits the Board of Directors, in its discretion, to establish a higher salary for him. As set forth below, the current base salary for Mr. E. Corasanti is $350,000.

     The Board of Directors believes that the compensation of Joseph J. Corasanti, the President and Chief Operating Officer ("COO"), should also be heavily influenced by company performance, long-term growth and strategic positioning. This philosophy is reflected in the employment contract for the COO which is generally similar to the contract provided to the CEO, and which provides for a base annual salary of $200,000 and permits the Board of Directors to determine a higher salary for the COO in its discretion. . As set forth below, the current base salary for Mr. J. Corasanti is $225,000.

     In 1999, the Company continued to integrate its completed acquisitions, recording record revenues of $376.2 million. The Company, through its wholly owned subsidiary Linvatec, acquired a powered surgical instrument product line from Minnesota Mining and Manufacturing Company for a cash purchase price of $39.0 million, before certain adjustments. For 1999, excluding certain one-time charges, the Company had net income of $27.4 million, or $1.18 per share when adjusted to account for the September 2001 stock dividend. In light of these factors, the Board of Directors awarded Mr. E. Corasanti 2000 base salary compensation of $325,000.

     In 2000, the Company continued to integrate its completed acquisitions, again recording record revenues of $395.9 million. The Company acquired certain minimally invasive surgery products from Imagyn Medical Technologies, Inc. for a cash purchase price of $6.0 million, subject to additional contingent consideration of up to $2.0 million. During part of this period, Mr. E. Corasanti managed the operations of Linvatec until a new President was installed at Linvatec, and Mr. J. Corasanti assumed the responsibilities as President and COO. During this period, the Company also undertook efforts to improve its distribution channels in all product areas and intensified efforts to produce internal growth through the development and introduction of new products. For 2000, excluding certain one-time charges, the Company had net income of $20.3 million, or $0.87 per share when adjusted to account for the September 2001 stock dividend. In light of these factors, the Board of Directors awarded Mr. E. Corasanti 2001 base salary compensation of $350,000 and awarded Mr. J. Corasanti 2001 base salary compensation of $225,000.

     In light of these matters, the Board of Directors also awarded Mr. E. Corasanti an increase in deferred compensation to $200,000 for 2000, 2001 and 2002. In addition, Mr. J. Corasanti was awarded deferred compensation of $100,000 in 2001 and 2002 under the terms of the employment agreement.

     In 2001, the Company continued to focus on internal growth through the introduction of new products, even as it continued to integrate the Imagyn acquisition from the fall of 2000. In addition, the Company completed a second Imagyn acquisition that prompted the creation of an Endoscopy product line with a dedicated sales force. In addition, the Company acquired real estate which was significant to the operations of its orthopedic subsidiary, and secured less expensive financing through a $50.0 million accounts receivable securitization. With the trend of increasing revenues and earnings for 2001, the Board of Directors approved an increase in base compensation for Mr. E. Corasanti to $350,000. In addition, the Board of Directors, with Messrs. E. Corasanti and J. Corasanti abstaining, voted to approve a five year extension to the employment agreement of Mr. E. Corasanti together with a grant of options relating to 75,000 shares of common stock. In light of the Company's performance during 2001, a bonus of $52,502 was awarded to Mr. E. Corasanti and a bonus of $34,655 was awarded to Mr. J. Corasanti.

     The Compensation Committee has adopted similar policies with respect to compensation of the other executive officers of the Company. The Company's performance, long-term growth and strategic positioning and the individual's past performance and future potential are considered in establishing the base salaries of executive officers. The policy regarding other elements of the compensation package for executive officers is similar to the CEO's in that the package is tied to achievement of performance targets. In light of the Company's performance during 2001, Mr. E. Corasanti was granted options relating to 112,500 shares, and Mr. J. Corasanti was granted options relating to 154,687 shares. In 2001, the Committee also granted options to certain other executive officers.

     Stock options are granted to the Company's executive officers primarily based on the executive's ability to influence the Company's long-term growth and profitability. The number of options granted is determined by using the same subjective criteria. All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company's stock price it is an effective incentive for managers to create value for shareholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

     The Board of Directors has not yet adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Board of Directors does not anticipate that the compensation of any executive officer during 2002 will exceed the limits for deductibility. In determining a policy for future periods, the Board of Directors would expect to consider all relevant factors, including the Company's tax position and the materiality of the amounts likely to be involved.


Board of Directors                      Compensation Committee                  Stock Option Committee
------------------                      ----------------------                  ----------------------
Eugene R. Corasanti, Chairman           William D. Matthews, Chairman           Robert E. Remmell, Chairman
Joseph J. Corasanti                     Bruce F. Daniels                        Bruce F. Daniels
Bruce F. Daniels                        Robert E. Remmell                       Stuart J. Schwartz
William D. Matthews
Robert E. Remmell
Stuart J. Schwartz


BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION;
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Board of Directors, which is presently composed of Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, William D. Matthews, Robert E. Remmell and Stuart J. Schwartz, establishes the compensation plans and specific compensation levels for Eugene R. Corasanti directly (with Mr. Corasanti abstaining) and for other executive officers through the Compensation Committee, and administers the Company's stock option plans through the Stock Option Committee. As disclosed above, Eugene R. Corasanti, the Chairman of the Board of Directors, is the President and Chief Executive Officer of the Company and also serves as an officer of the Company's subsidiaries. Joseph J. Corasanti, a director of the Company, is the President and Chief Operating Officer of the Company, also serves as an officer of several of the Company's subsidiaries and is the son of Eugene R. Corasanti.

     Robert E. Remmell had served as the Assistant Secretary of the Company, and as an officer of several of the Company's subsidiaries, until March 1, 2000, when he resigned from those positions. Mr. Remmell is a partner in the law firm of Steates, Remmell, Steates and Dziekan, which has served a counsel to the Company. The Company made payments to the firm of $17,032 in 2001.

     The Company has entered into a contract with George A. Nole & Son, Inc., a construction company, in connection with certain renovations being made to one of the Company's Central New York facilities. The sole shareholder of George A. Nole & Son, Inc., a New York corporation, is Angelo Nole, who is the brother-in-law of Eugene R. Corasanti. The sub-contractors were awarded contracts following a competitive bidding process which was conducted through an architectural firm. Payments to George A. Nole & Son, Inc. during 2001 amounted to approximately $6.2 million, of which approximately $5.7 million was paid to sub-contractors during 2001. The renovations for which George A. Nole & Son, Inc. was retained were completed in all material respects in 2001.

     The Company pays all premiums on three split-dollar life insurance policies totaling $3,175,000 for the benefit of Eugene R. Corasanti. Premiums paid or accrued by the Company in the fiscal year ended December 31, 2001 were approximately $52,000. Of such premiums, an aggregate of approximately $5,300 has been reflected as compensation to Mr. E. Corasanti. The remaining amount of $46,700 is being treated by the Company as a loan to Mr. E. Corasanti. At December 31, 2001, the aggregate amount due the Company from Mr. E. Corasanti related to these split-dollar life insurance policies is $637,200. This amount (and subsequent loans for future premiums) will be repaid to the Company on Mr.
E. Corasanti's death and the balance of the policy will be paid to Mr. E. Corasanti's estate or beneficiaries.

     The Company likewise pays all premiums associated with a split-dollar life insurance policy totaling $1,000,000 for the benefit of Joseph J. Corasanti. Premiums paid or accrued by the Company in the fiscal year ended December 31, 2001 were approximately $12,130. Of such premiums, an aggregate of approximately $230 has been reflected as compensation to Mr. J. Corasanti. The remaining amount of $11,900 is being treated by the Company as a loan to Mr. J. Corasanti. This amount (and subsequent loans for future premiums) will be repaid to the Company on Mr. J. Corasanti's death and the balance of the policy will be paid to Mr. J. Corasanti's estate or beneficiaries.

     The Company has entered into directors and officers insurance policies with National Union Fire Insurance Company of Pittsburgh, PA covering the period from January 31, 2002 through January 31, 2003 at a total cost of $149,000, which covers directors and officers of the Company and its subsidiaries.

PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the Company's Common Stock with the cumulative total return of the Center for Research for Stock Performance ("CRSP") Total Return Index for the NASDAQ Stock Market and the cumulative total return of the Standard & Poor's Medical Products and Supplies Industry Group Index. In each case, the cumulative total return assumes reinvestment of dividends into the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                            AMONG CONMED CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
          AND THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX

                      [GRAPHIC-CKART-PLOTED POINTS BELOW]

                                                                    Cumulative Total Return
                                                   -----------------------------------------------------
                                                     12/96    12/97    12/98    12/99    12/00    12/01

CONMED CORPORATION                                  100.00   128.05   160.98   126.22    83.54   146.04
NASDAQ STOCK MARKET (U.S.)                          100.00   122.48   172.68   320.89   193.01   153.15
S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES)     100.00   124.67   179.70   166.45   240.09   227.91



*$100  invested  on  12/31/96  in  stock  or  index-including   reinvestment  of
dividends. Fiscal year ending December 31.

Copyright @2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

PROPOSAL TWO:  INDEPENDENT PUBLIC ACCOUNTANTS

     The independent accountants for the Company have been PricewaterhouseCoopers LLP since 1982. The Audit Committee recommended to the Board of Directors that PricewaterhouseCoopers LLP be nominated as independent accountants for 2002, and the Board has approved the recommendation.

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $231,000.

     Financial Information Systems Design and Implementation Fees

     There were no fees billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2001.

All Other Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the year ended December 31, 2001 were $249,136, which related to tax returns and tax consulting matters.

     Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002. Neither our certificate of incorporation nor by-laws requires that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain them. Even if the appointment is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interests of the Company and its shareholders.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The  affirmative  vote of the  holders of a  majority  of votes cast at the
meeting   is   necessary   for   the   ratification   of  the   appointment   of
PricewaterhouseCoopers LLP as independent accountants for the Company for 2002.

     The Board of Directors recommends a vote FOR this proposal.


                 PROPOSAL THREE: AMENDMENT TO THE 1999 LONG-TERM
                              INCENTIVE STOCK PLAN

     The Board of Directors adopted the Company's 1999 Long-Term Incentive Plan on March 3, 1999, subject to the approval of shareholders (filed as Exhibit A to the Company's 1999 Proxy Statement dated April 16, 1999 for the annual meeting of shareholders, the "1999 LTIP"). The Company's shareholders approved the 1999 LTIP at the 1999 shareholders' meeting. The 1999 LTIP provides the Company an opportunity to encourage selected employees and consultants and employees and consultants of its subsidiaries to acquire an ownership interest in the Company and helps align their economic interests directly with those of the Company's shareholders. The 1999 LTIP also provides the Company with flexibility to offer, in line with competitive practices, compensation packages to selected candidates whose contributions and skills are important to its long-term success. The present executive officers of the Company are potential beneficiaries under the 1999 LTIP. The Company historically has declined to reprice options as a matter of policy. This policy is incorporated into the 1999 LTIP to ensure that the interests of employees and consultants who receive options continue to be closely tied to the long-term performance of the Company.

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the 1999 LTIP to make an additional 1,000,000 shares of Common Stock available under the 1999 LTIP. Except for the increase in the number of shares which can be issued under the 1999 LTIP, the provisions of the 1999 LTIP will remain the same as those presently in effect. The Company intends to file a registration statement on Form S-8 covering the additional shares of Common Stock issuable under the 1999 LTIP promptly after approval by the shareholders of this proposal. The following summary of the principal terms of the 1999 LTIP is qualified in its entirety by reference to the complete text of the 1999 LTIP set forth in Exhibit A to our 1999 proxy statement.

     General. Under the 1999 LTIP, the Company may grant employees or consultants stock options (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), performance shares and restricted stock (collectively, the "awards"). The 1999 LTIP is administered by the Stock Option Committee (the "Committee" or the "Stock Option Committee"), which is authorized to select employees of the Company and its subsidiaries and consultants to receive awards, determine the type, size and terms of awards to be made, determine the number of shares of Common Stock or share units subject to any award and determine the other terms and conditions of such awards to the extent not provided for in the 1999 LTIP. The Committee also has the authority to interpret the Plan, to establish, amend or rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to limits it may establish, the Committee may delegate such authority with respect to employees other than those considered to be Covered Employees under the 1999 LTIP (including the Chief Executive Officer and employees whom the Committee considers likely to be among the four most other highly compensated executive officers for the year in which an award is made or payable) and other employees who are subject to Section 16 of the Exchange Act.

     All employees of the Company and its subsidiaries and certain consultants who have entered into consultancy agreements with the Company or any subsidiary who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Stock Option Committee, are eligible to receive awards under the 1999 LTIP. The Stock Option Committee may also deem other Company or subsidiary employees and consultants eligible to receive awards of nonstatutory options under the 1999 LTIP. While such criteria are subjective in nature, the Company currently estimates that approximately 205 employees and consultants are likely to be eligible to receive awards each year under the 1999 LTIP.

     It is not possible to determine the benefits or amounts to be received under the 1999 LTIP because all amounts to be received will be based solely on future performance.

     The maximum aggregate number of shares of Common Stock which are available for the grant of awards under the 1999 LTIP shall not exceed 1,500,000 shares of Common Stock (proposed to be increased to 2,500,000 shares), adjusted for any stock dividend or split, recapitalization, merger or any similar change. Notwithstanding the foregoing, in no event shall more than 600,000 shares of Common Stock (subject to adjustment in accordance with the preceding sentence) be available for the issuance of Common Stock pursuant to performance shares and restricted stock awards.

     As of March 28, 2002 there were options to purchase a total of 1,104,375 shares of Common Stock under the 1999 LTIP. Also, as of March 29, 2002 there were only 363,254 options available for grant under the 1999 LTIP.

     The 1999 LTIP is administered by the Stock Option Committee, which is presently comprised of Messrs. Remmell, Daniels and Schwartz.

     On March 28, 2002, the closing price of the Common Stock on the Nasdaq Stock Market was $25.00 per share.

     Stock Options. Stock options entitle the holder to purchase shares of Common Stock at a per share price determined by the Stock Option Committee which price will not be less than the closing price of Common Stock on the Nasdaq Stock Market (or, if applicable, on the principal securities exchange on which such shares of Common Stock are traded) on the date of grant ("Fair Market Value"). Stock options will be exercisable for such period as is determined by the Stock Option Committee, but in no event may options be exercisable after 10 years from the date of grant. The Stock Option Committee may permit an employee or a consultant who has received a grant of nonstatutory stock options to transfer the options, subject to such terms and conditions specified by the Stock Option Committee, to the employee's or consultant's spouse and issue (including adopted and step-children) or to a trust for the benefit of the employee or consultant and such family members. No employee or consultant may receive stock option grants under the Plan for more than 300,000 shares of Common Stock in any 12 month period.

     Upon the grant or exercise of an incentive stock option, no income will be realized by the optionee for Federal income tax purposes and the Company will not be entitled to any deduction. If the Common Stock acquired upon exercise is not disposed of within the one-year period beginning on the date of the transfer of the Common Stock to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company. If the Common Stock is disposed of within the one-year or two-year periods referred to above, the optionee will realize ordinary income at the time of disposition in an amount equal to the excess of the Fair Market Value of the Common Stock on the date of exercise (or, if less, the net proceeds of the disposition) over the exercise price, and the Company will be entitled to a corresponding deduction.

     Upon the grant of a nonstatutory option, no income will be realized by the optionee for Federal income tax purposes, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the optionee will realize ordinary income in the amount by which the Fair Market Value of the Common Stock at the time of exercise exceeds the exercise price, and the Company will be entitled to a corresponding deduction. The Stock Option Committee may permit an optionee to satisfy the Company's obligation to withhold required taxes upon the exercise of a nonstatutory option by having the Company retain the number of shares of Common Stock, the Fair Market Value of which is equal to the required withholding amount.

     Performance Shares. Performance share awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. The number of shares of Common Stock or share units to which the holder is entitled is based upon performance conditions of the Company over a performance period (which in no event may be less than twelve months) as determined by the Stock Option Committee. Performance share awards may provide the holder with dividends or dividend equivalents and voting rights prior to vesting. The Stock Option Committee will determine whether performance shares granted in the form of share units shall be paid in cash, Common Stock or a combination thereof.

     Awards of performance shares to the Chief Executive Officer and the employees whom the Stock Option Committee considers likely to be among the four most highly compensated executive officers for the year in which an award is made or payable shall, except to the extent determined otherwise by the Stock Option Committee, be subject to performance conditions. The conditions must be established within 90 days after the start of the performance period and be based on the achievement by the Company or, if applicable, a business unit of a specified target operating or net income, earnings per share, return on assets, return on equity, any combination of the foregoing, or on the achievement of a targeted shareholder return. The Stock Option Committee may reduce or eliminate an award of performance shares to such officers, notwithstanding the achievement of a specified target. The maximum number of performance shares subject to any award under the Plan to such an officer is 300,000 for each twelve months during the performance period; to the extent the award is paid in cash, the maximum is the cash value of such shares at the closing price on the Common Stock's last trading day on the Nasdaq Stock Market or, if applicable, the principal securities exchange on which such shares of Common Stock are traded during the period. If such an officer terminates employment for any reason during the period, the award will be payable to the extent determined by the Stock Option Committee if the performance conditions are achieved.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the Plan to provide holders of options granted under the Plan with an alternative method of realizing the benefits of those options. Upon exercise of a SAR and surrender of the related option, the Company will pay to the holder of the SAR an amount equal to 100%, or such lesser percentage as the Committee may determine, of the excess of (a) the fair market value of the shares of Common Stock subject to the related option on the date the SAR is exercised over
(b) the exercise price for those shares of Common Stock (the "spread"). This amount is payable by the Company at the time of exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, as determined by the Committee. SARs may be exercised only at a time and to the same extent as the related option is exercisable. Upon exercise of a SAR, the holder of the SAR must surrender, unexercised, the related option or any applicable portion thereof.

     Restricted Stock. Restricted stock awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. Restricted stock awards may provide the holder with dividends or dividend equivalents and voting rights prior to vesting. The Stock Option Committee will determine whether restricted stock granted in the form of share units shall be paid in cash, Common Stock or a combination thereof. The conditions and the length of the period for vesting of restricted stock awards are established by the Stock Option Committee at the time of grant. A restricted period of not less than three years shall apply to all Common Stock or share units subject to restricted stock awards, except that a restricted period of less than three years may apply to such grants with respect to up to ten percent (10%) of the total shares of Common Stock available for the grant of awards under the Plan.

     Change in Control. In the event of a "Change in Control" (as defined in the
Plan), (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested, (ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) all performance shares granted in the form of shares of Stock or share units shall be deemed to be earned in full, (iv) all performance shares granted in the form of share units shall be paid in cash, and
(v) stock options and SARs that are not exercisable in full shall be deemed fully exercisable. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Stock Option Committee at such time. The Stock Option Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of the Company.

     Consistent with the Company's past practices in respect of awards under the 1983 Plan and the 1992 Plan, the 1999 LTIP expressly prohibits the repricing of any of the options or stock appreciation rights that may be granted under the 1999 LTIP, except pursuant to adjustments of and changes in the Common Stock, all as more fully described in Section 16 of the 1999 LTIP.

     The 1999 LTIP or any portion thereof may be amended, suspended or terminated by the Board of Directors at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary for the 1999 LTIP to continue to comply with Rule 16b-3 under the Exchange Act. Unless terminated earlier by the Board of Directors, the term of the 1999 LTIP will expire on December 31, 2008.

     Approval. In order to approve the proposal to amend the 1999 LTIP, the Company is seeking the approval by the holders of a majority of the outstanding shares of Common Stock represented at the 2002 Annual Meeting, which is the approval generally required for amendments to the 1999 LTIP. Proxies will be voted for or against such proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such proposal.

     The Board of Directors believes that the 1999 LTIP benefits the Company and its Shareholders by further aligning long-term interests of the employees with those of the Shareholders. The Board of Directors also believes that grants under the plan are a favorable method to the Company for compensating the recipients for past contributions to the Company's success, as well as for anticipated contributions in the future.

     The Board, therefore, recommends a vote FOR approval of the amendment to the 1999 LTIP.


               PROPOSAL FOUR: AMENDMENTS TO THE STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     On March 4, 1995, the Board of Directors adopted, subject to shareholder approval, the Stock Option Plan For Non-Employee Directors of CONMED Corporation (filed as Exhibit A to the 1995 proxy statement dated April 19, 1995 for the annual meeting of shareholders, the "Non-Employee Directors Plan"). The Company's shareholders approved the Non-Employee Directors Plan at the 1995 shareholders' meeting. The purpose of the Non-Employee Directors Plan is to attract and retain highly qualified individuals who are not current or former employees of the Company as members of the Board of Directors of the Company and to enable them to increase their ownership in the Company's Common Stock. As of March 29, 2002, options to purchase a total of 49,564 shares of Common Stock were outstanding, and options to purchase 51,668 shares of Common Stock were available for the grant of options under the Non-Employee Directors Plan. The Board of Directors has adopted, subject to shareholder approval, the following amendments to the Non-Employee Directors Plan:

     o provision of an additional 100,000 shares of Common Stock for the Non-Employee Directors Plan; and

     o authorization for the Board of Directors, in its discretion, to provide a grant of stock options to a new director.

     The Company intends to file a registration statement on Form S-8 covering the additional shares of Common Stock issuable under the Non-Employee Directors Plan promptly after approval by the shareholders of this proposal.

Summary Description of the Non-Employee Directors Plan

     The major provisions of the Non-Employee Directors Plan are summarized below. The following summary is qualified in its entirety by reference to the complete text of the Non-Employee Directors Plan, which is attached as Exhibit A to our 1995 proxy statement.

     Eligibility. All members of the Company's Board of Directors who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in the Non-Employee Directors Plan. Each non-employee director who is elected, reelected or continuing as a director will receive 4,500 options with an option price equal to the fair market value of the Company's Common Stock on the business day following each annual meeting of the shareholders.

     Common Stock Subject to the Non-Employee Directors Plan. A total of 112,500 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) are reserved against the exercise of options to be granted under the Non-Employee Directors Plan. This number is proposed to be amended to 212,500. Shares issuable under the Non-Employee Directors Plan may be authorized but unissued shares or treasury shares. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the Non-Employee Directors Plan. Currently, options to purchase a total of 49,564 shares of Common Stock are outstanding under the Non-Employee Directors Plan, leaving options to purchase 51,668 shares of Common Stock available for grant.

     Options to be Granted. Under the Non-Employee Directors Plan, each year on the first business day following the Company's Annual Meeting, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive stock options covering 4,500 shares of the Company's Common Stock.

     Administration and Amendment. The Non-Employee Directors Plan shall be administered by the Board of Directors. The Non-Employee Directors Plan may be terminated or suspended by the Board of Directors as they deem advisable. The Board of Directors may amend the Non-Employee Directors Plan from time to time in any respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that (a) no amendment shall be effective without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or the applicable rules of any securities exchange or consolidated reporting system and (b) to the extent prohibited by Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, the Non-Employee Directors Plan may not be amended more than once every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended.

     Provisions of Options. Each option shall have the following provisions:

(a) The option price shall be the fair market value of the Common Stock on the date of its grant.

(b) Each option shall expire ten years from the date of grant. Subject to early termination or acceleration provisions (which are summarized below), an option shall become exercisable one year from the date of its grant until the expiration of the term of the option.

(c) An option may not be transferred by an optionee otherwise than by will or by the laws of descent and distribution, and may be exercised during his lifetime only by the optionee.

(d)  The exercise price of any option shall be paid in cash.

(e) Upon termination of service as a Non-Employee Director (other than for reasons of retirement, disability or death), all stock options of such Non-Employee Director shall terminate immediately. If a non-Employee Director's service is terminated by reason of disability or retirement with the consent of the Board of Directors (other than the optionee), such optionee's stock options shall be exercisable at any time prior to the expiration date of the stock option or within 90 days after the date of such termination, whichever is the shorter period. If a Non-Employee Director's service is terminated as a result of such Non-Employee Director's death, such Non-Employee Director's stock options shall be exercisable by the person or persons to whom those rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of the stock option or within 90 days after the date of such death, whichever is the shorter period.

     Compliance  with  SEC  Regulations;  Governmental  Compliance.  It  is  the
Company's intent that the Non-Employee Directors Plan comply in all respects with Rule 16b-3 under the Exchange Act, and any regulations promulgated thereunder. All grants of stock options under the Non-Employee Directors Plan shall be executed in accordance with the requirements of Rule 16b-3 under the Exchange Act. Each grant under the Non-Employee Directors Plan shall be subject to the requirement that if at any time the Board of Directors shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     Federal Tax Treatment of Options. An optionee will not realize taxable income, and the Company will not be entitled to a deduction, at the time that a nonqualified stock option is granted under the Non-Employee Directors Plan. Upon exercising a nonqualified stock option, an optionee will realize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The optionee will have a basis, for purposes of computing capital gain or loss on a future sale or exchange, in the shares received as a result of the exercise equal to the fair market value of those shares on the exercise date.

     Proposed Amendments. It is proposed that the Non-Employee Directors Plan be amended to:

o increase the number of shares subject to options which can be granted under the Non-Employee Directors Plan from 112,500 to 212,500 shares; and

o provide that any non-employee Director of the Company who is elected to the Board of Directors may, at the discretion of the Board of Directors, be granted an option for an amount as the Board of Directors may, in its discretion, select, provided that such amount is not in excess of 10,000 shares of Common Stock on the date such non-employee Director is so elected as a Director, at the exercise price of 100% of the fair market value of the Common Stock on the date such non-employee Director is elected.

     The Board of Directors believes that the Non-Employee Directors Plan benefits the Company and its Shareholders by further aligning long-term interests of the non-employee Directors with those of the Shareholders. The Board of Directors also believes that grants under the plan are a favorable method to the Company for compensating the recipients for past contributions to the Company's success, as well as for anticipated contributions in the future.

     Approval. In order to approve the proposal to amend the Non-Employee Directors Plan, the Company is seeking the approval by the holders of a majority of the outstanding shares of Common Stock represented at the 2002 Annual
Meeting, which is the approval generally required for amendments to the Non-Employee Directors Plan. Proxies will be voted for or against such proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such proposal.

     The Board recommends a vote FOR approval of the amendments to the Non-Employee Directors Plan.

               PROPOSAL FIVE: ADOPTION OF THE 2002 EMPLOYEE STOCK
                                  PURCHASE PLAN

     On March 7, 2002, the Board of Directors unanimously approved, subject to shareholder approval at the Annual Meeting, the CONMED Corporation 2002 Employee Stock Purchase Plan (the "Employee Plan"). The Employee Plan is designed to encourage employees to increase their ownership interest in the Company and to motivate them to exert their maximum efforts toward the success of the Company. If approved by shareholders, the Employee Plan will provide to employees of the Company and its subsidiaries the opportunity to invest from one percent (1%) to ten percent (10%) of their annual salary to purchase shares of the Common Stock through the exercise of stock options granted by the Company at a purchase price equal to the lesser of (1) 85% of the fair market value of the Common Stock at the beginning of a semi-annual period and (2) 85% of the fair market value of the Common Stock at the end of such semi-annual period. All employees in the United Statees who have completed at least 90 days of service with the Company or any of its subsidiaries designated by the Employee Plan Committee (as defined below) will be eligible for participation in the Employee Plan. Accordingly, virtually all of CONMED's 2,400 employees who are based in the United State will initially be eligible.

     Shares Reserved Under The Employee Plan. The number of shares of Common Stock which may be purchased under the Employee Plan is 1.0 million, subject to adjustment in the event of a recapitalization, stock dividend, stock split, repurchase of shares or other changes in the outstanding Common Stock. The shares usable under the Employee Plan are authorized but previously unissued shares of Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for purposes of the Employee Plan. Shares subject to any lapsed or expired option shall again become available for transfer pursuant to options granted or to be granted under the Employee Plan. The Company intends to file a registration statement on Form S-8 covering the additional shares of Common Stock issuable under the Employee Plan promptly after approval by the shareholders of this proposal.

     Material Features Of The Employee Plan. The following description of the material features of the Employee Plan is qualified in its entirety by reference to the full text of the Employee Plan, which is attached as Exhibit A to this Proxy Statement.

     The Employee Plan is to be administered by a committee to be designated by the Board of Directors (the "Employee Plan Committee") if the Employee Plan is approved at the Annual Meeting of Shareholders.

     Employees eligible to participate in the Employee Plan consist of all employees in the United States who have completed at least 90 days of service with the Company or any of its participating subsidiaries other than those who work five months per year or less or who own five percent (5%) or more of the voting securities of the Company ("Participants"). Participants shall be granted stock options which permit them to purchase shares of the Common Stock under the Employee Plan. Participants shall designate a percentage of their pay ranging from one percent (1%) to a maximum of ten percent (10%) (or such other percentage as the Employee Plan Committee may establish) to be withheld on a regular basis in order to purchase shares of the Common Stock on a semi-annual basis through the exercise of options granted under the Employee Plan ("Payroll Payments"). In order to be eligible to make Payroll Payments, enrollment and payroll deduction forms must be filed or authorization instructions must be given via the Employee Plan's 800 telephone number or website by specified dates. Once enrolled for Payroll Payments, a Participant will continue to be enrolled in subsequent months at the percentage of pay selected until the Participant either elects a different rate by filing appropriate forms or giving appropriate instructions or terminates these Payroll Payments.

     On a semi-annual basis, the administrator of the Employee Plan will credit to the account of a Participant the number of whole and fractional shares of Common Stock derived by dividing the total amount of the Participant's Payroll Payments during a semi-annual period by the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the quarter and (ii) 85% of the fair market value of the Common Stock on the last business day of the semi-annual period. However, no Participant will be granted an option which permits his rights to purchase shares of Common Stock under the Employee Plan and all other employee stock purchase plans of the Company, if any, to accrue at a rate which exceeds $25,000 of the fair market value at the date of grant for each calendar year in which such stock option is outstanding. For purposes of the Employee Plan, the "fair market value" of the Common Stock on a particular day shall be the last reported sale price (on that date) on the NASDAQ National Market List, or such other national market on which the Company's Stock may be listed.

     A Participant may withdraw Payroll Payments credited to the Participant's account under the Employee Plan if the amounts have not already been used to purchase Common Stock by giving at least thirty days prior written notice, or such other notice period as the Employee Plan Committee may establish. The cash balance will then be paid to the Participant and no further payroll deductions will be made from the Participant's pay until the Participant reenrolls in the Employee Plan and elects such payroll deductions.

     Participants do not have the ability to assign or transfer their rights to purchase Common Stock under the Employee Plan.

     In the event that the outstanding shares of Common Stock have been increased, reduced, changed into or been exchanged for a different number of or kind of shares of Company securities by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise the Employee Plan Committee may make appropriate adjustments to the number and/or kind of shares which may be offered under the Employee Plan.

     The Board of Directors has the authority to terminate or amend the Employee Plan; provided that the Board of Directors may not make any change in any option granted thereunder which adversely affects the rights of any Participant or, without the approval of the shareholders of the Company, increase the maximum number of shares which may be issued under the Employee Plan.

     Tax Consequences Of The Employee Plan. The Employee Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     In general, a Participant will not recognize ordinary compensation income upon the exercise of the option granted under the Employee Plan, provided that the Participant holds the Common Stock acquired upon exercise for at least one year from the date of exercise and two years from the date of grant (the "Holding Period"). Upon the subsequent disposition of the acquired Common Stock, the Participant will recognize ordinary compensation income in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock upon disposition over the exercise price thereof or (ii) the excess of the fair market value of the Common Stock at the time of grant over the exercise price thereof. Any additional gain upon the sale of the acquired Common Stock will be long-term capital gain. The Company will not be entitled to a deduction for any long-term capital gain income recognized by the Participant pursuant to either the exercise of options granted under the Employee Plan or the sale of the acquired Common Stock

     If a Participant disposes of the Common Stock acquired upon exercise of the option prior to the end of the Holding Period, the Participant will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the exercise price thereof. The Company will be entitled to an income tax deduction equal to the amount of the ordinary compensation income recognized by the Participant. Any additional gain (or loss) on the sale of the Common Stock by the Participant will be taxed as short-term capital gain (or loss), as the case may be.

     If the requirements of Section 423 of the Code are not satisfied upon the date of an option's exercise, the Participant will recognize ordinary compensation income equal to the difference between the fair market value of the Common Stock at exercise and the exercise price on the date of exercise. The Company will be entitled to an income tax deduction equal to the amount of the ordinary compensation income recognized by the Participant.

     New Plan Benefits Under The Employee Plan. Because participation in the Employee Plan will vary from employee to employee and levels of participation among Participants will also vary, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the Employee Plan.

     Approval. Approval of the Employee Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors believes that the approval of the Employee Plan is in the best interests of the Company because it will provide an incentive for the Company's employees to increase their ownership in the Company and will motivate them to improve their performance and hence enhance shareholder value.

     The Board of Directors has unanimously adopted the Employee Plan and recommends a vote FOR approval of the Employee Plan.

                                 OTHER BUSINESS

     Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.


                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any shareholder desiring to present a proposal to the shareholders at the 2003 Annual Meeting, which currently is expected to be scheduled on or about May 20, 2003, and who desires that such proposal be included in the Company's proxy statement and proxy card relating to that meeting, must transmit such proposal to the Company so that it is received by the Company at its principal executive offices on or before December 24, 2002. All such proposals should be in compliance with applicable SEC regulations. In addition, shareholders wishing to propose matters for consideration at the 2003 Annual Meeting or to propose nominees for election as directors at the 2003 Annual Meeting must follow specified advance notice procedures contained in the Company's By-laws, a copy of which is available on request to the Secretary of the Company, c/o CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 624-3000). As of the date of this proxy statement, shareholder proposals, including director nominee proposals, must comply with the conditions set forth in Section
1.13 of the Company's By-laws and to be considered timely, notice of a proposal must be received by the Company between February 18, 2003 and March 20, 2003.

                                         By Order of the Board of Directors,

                                                   /S/Thomas M. Acey
                                                   -----------------
                                                   Thomas M. Acey
                                                        Secretary
April 15, 2002

                                    EXHIBIT A

                               CONMED Corporation
                        2002 Employee Stock Purchase Plan

          1.   Purpose.
               --------

The purpose of the CONMED  Corporation  2002  Employee  Stock
Purchase Plan (the "Plan") is to provide eligible employees of CONMED Corporation (the "Company") and its subsidiaries with an opportunity to acquire an interest in the Company through the purchase of Common Stock of the Company, par value $.01 per share (the "Common Stock") with accumulated payroll deductions. The Company intends the Plan to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

          2.   Definitions.
               ------------

     a. "Authorization Form" shall mean a form supplied by and delivered to the Company by a Participant authorizing payroll deductions as set forth in Section 5 hereof and such other terms and conditions as the Company from time to time may determine.

     b. "Board" shall mean the Board of Directors of the Company.

     c. "Committee" shall mean a committee of at least three members, which may consist of directors, officers or other employees, designated by the Board to administer the Plan and to perform the functions set forth herein.

     d. "Compensation" shall mean earnings from regular pay, overtime pay, commission, double overtime, retroactive pay, incentive pay, management bonus, adjustment to regular pay and short term disability pay payable by the Company to an Employee or, in the case of an Employee employed by Linvatec Corporation as a fully commissioned sales person, an annual rate of compensation equal to the Employee's total actual commissions paid for the preceding calendar year, to the extent in excess of $20,000, in each case determined prior to the Employee's pre-tax contributions pursuant to Section 125 and Section 401(k) of the Code, but excluding the value of stock options or non-taxable fringe benefits provided by the Company or a Subsidiary.

     e. "Designated Subsidiaries" shall mean Subsidiaries that have been designated by the Committee from time to time, in its sole discretion, as eligible to participate in the Plan.

     f. "Eligible Employee" shall mean any Employee who has completed at least ninety (90) days of continuous full-time employment with the Company or a Subsidiary excluding:

          (1)  any Employee who  customarily  is employed for not more than five
               (5) months in a calendar year; or

          (2) any Employee who would own (immediately after the grant of an option under the Plan and applying the rules of Section 424(d) of the Code in determining stock ownership) shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company.

     g. "Employee" shall mean any person who is regularly employed in the United States by the Company or one of its Designated Subsidiaries.

     h. "Exercise Date" shall mean the last business day of each Offering Period in which payroll deductions are made under the Plan.

     i. "Fair Market Value" per share as of a particular date shall mean the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List or such other national market on which the Company's Common Stock may be listed.

     j. "Offering Date" shall mean the first business day of each Offering Period of each Plan Year.

     k. "Offering Period" shall mean a period of six (6) months, or such other period of time as determined from time to time by the Committee. The first Offering Period shall commence on July 1, 2002.

     l. "Participant" shall mean an Eligible Employee who participates in the Plan.

     m. "Plan Year" shall mean the period beginning on July 1, 2002 and ending on December 31, 2002 and each calendar year thereafter.

     n. "Subsidiary" shall mean any corporation, if any, having the relationship to the Company described in Section 424(f) of the Code.

          3.   Eligibility and Participation.
               -----------------------------

     a. Any person who is an Eligible Employee on an Offering Date shall be eligible to become a Participant in the Plan beginning on that Offering Date and shall become a Participant as of that Offering Date by (i) completing an Authorization Form and filing it with the Company by the date required by the Company, (ii) properly completing enrollment over the telephone through the voice response system ("VRS") or website maintained by the Plan's administrator,
(iii) speaking with a customer service representative of the Plan's administrator or (iv) complying with such other method as may be established by the Committee from time to time in it sole discretion. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

     b. Any person who first becomes an Eligible Employee during an Offering Period shall be eligible to become a Participant in the Plan as of the first day of the Offering Date occurring after the date on which that person became an Eligible Employee and shall become a Participant as of such date by (i) completing an Authorization Form and filing it with the Company by the date required by the Company, (ii) properly completing enrollment over the telephone through the VRS or website maintained by the Plan's administrator (iii) speaking with a customer service representative of the Plan's administrator or (iv) complying with such other method as may be established by the Committee from time to time in its sole discretion. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

     c. A person shall cease to be a Participant upon the earliest to occur of:

          (1) the date the Participant ceases to be an Eligible Employee, for any reason;

          (2) the first day of the Offering Period beginning after the date on which the Participant ceases payroll deductions under the Plan; or

          (3) the date of a withdrawal from the Plan by the Participant as provided in Section 8 hereof.

          4.   Grant of Option.
               ----------------

     a. On each Offering Date the Company shall grant each Eligible Employee an option to purchase shares of Common Stock, subject to the limitations set forth in Sections 3.b., 3.c. and 10 hereof.

     b. The option price per share of the Common Stock subject to an offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

     c. No Participant shall be granted an option which permits his rights to purchase Common Stock under the Plan and all other employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Common Stock (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time; for purposes of this limitation, there shall be counted only options to which
Section 423 of the Code applies.

          5.   Payroll Deductions.
               -------------------

     a. A Participant may, in accordance with rules adopted by the Committee, submit an Authorization Form or, if applicable, provide proper instructions via the Plan's 800 telephone number or website that authorize a payroll deduction of any whole number percentage from one percent (1%) to ten percent (10%) (or such other percentage as may be established by the Committee from time to time in its sole discretion) of such Participant's Compensation on each pay period during the Offering Period. A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) effective as of each Offering Date provided the Employee files with the Company the Authorization Form requesting such change by the date required by the Company.

     b. All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan. A Participant may not make any additional payments into such account.

          6.   Exercise of Option.
               -------------------

     a. Unless a Participant withdraws from the Plan as provided in Section 8 hereof, such Participant's option to purchase shares will be exercised automatically on the Exercise Date, and the maximum number of full and fractional shares subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions and cash dividends (credited pursuant to Section 9 hereof) in such Participant's account. During a Participant's lifetime, his or her option to purchase shares hereunder is exercisable only by such Participant.

     b. The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares. Shares of Common Stock received upon stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate.

          7.   Delivery of Common Stock.
               -------------------------

     As promptly as practicable after receipt by the Plan's administrator or brokerage firm of a written request or, if applicable, request via the Plan's 800 telephone number or website for withdrawal of Common Stock from any Participant, the Plan's administrator or brokerage firm, as the case may be, shall arrange the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant requests to withdraw. Withdrawals may be made no more frequently than twice each Plan Year unless approved by the Committee in its sole discretion.

          8.   Withdrawal; Termination of Employment.
               --------------------------------------

     a. A Participant may withdraw all, but not less than all, the payroll deductions and cash dividends credited to such Participant's account under the Plan at any time by giving written notice to the Company received at least thirty (30) days prior to the Exercise Date (or such other notice period as may be established by the Committee from time to time in its sole discretion). All such payroll deductions and cash dividends credited to such Participant's account will be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock will be made for such Participant during such Offering Period, and any additional cash dividends during the Offering Period will be distributed to the Participant.

     b. Upon termination of a Participant's status as an Employee during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions and cash dividends remaining credited to such Participant's account will be returned (and any future cash dividends will be distributed) to such Participant or, in the case of such Participant's death, his estate, and such Participant's option will be automatically terminated. A Participant's status as an Employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave), provided that such leave is for a period of not more than six (6) months or reemployment upon expiration of such leave is guaranteed by contract or statute.

     c. A Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering.

          9.   Dividends.
               ---------

     a. Cash dividends paid on Common Stock held in a Participant's account shall be credited to such Participant's. Dividends paid in Common Stock or stock splits of the Common Stock shall be credited to the accounts of Participants. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

     b. No interest shall accrue on or be payable with respect to the payroll deductions or credited cash dividends of a Participant in the Plan.

          10.  Stock.
               -----

     a. The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be one million (1,000,000), subject to adjustment upon the occurrence of an event as provided in Section 14 hereof. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. Shares subject to any lapsed or expired option shall again become available for transfer pursuant to options granted or to be granted under the Plan. If the total number of shares which would otherwise be subject to options granted under the Plan on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

     b. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

          11.  Administration.
               ---------------

     The Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The determination of the Committee on any matters relating to the Plan shall be final, binding and conclusive. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

          12. Transferability.
              ----------------

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

          13.  Use of Funds.
               -------------

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          14.  Effect of Certain Changes.
               --------------------------

     In the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been granted under options, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised.

          15.  Termination or Amendment.
               -------------------------

     The Board may at any time terminate or amend the Plan. No such termination can adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

          16.  Notices.
               --------

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof, including, if applicable, via the Plan's 800 telephone number or website.

          17.  No Employment Rights.
               ---------------------

     Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate such employment.

          18.  Regulations and other Approvals; Governing Law.
               ----------------------------------------------

     a. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

     b. The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     c. The Plan is  intended  to comply  with Rule 16b-3 as  promulgated  under
Section 16 of the Securities Exchange Act of 1934 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          19.  Withholding of Taxes.
               ---------------------

     If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within five (5) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

          20.  Effective Date; Approval of Stockholders.
               -----------------------------------------

     The Plan is effective as of May 14, 2002. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted. The Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder void and of no effect.

                               CONMED CORPORATION
                     525 French Road--Utica, New York 13502
                  Annual Meeting of Shareholders--May 14, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Eugene R. Corasanti and Robert E. Remmell, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the "Company") held of record by the undersigned on March 29, 2002, at the Annual Meeting of Shareholders to be held May 14, 2002, and at any adjournment thereof.

      (1) Election of Directors

          []FOR all nominees listed below           []WITHHOLD AUTHORITY to
            (except as indicated otherwise            vote  for all nominees
            listed below
            below)

      NOMINEES: Eugene R. Corasanti, Robert E. Remmell, Bruce F. Daniels,
                    William D. Matthews, Stuart J. Schwartz and Joseph J. Corasanti.

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


-----------------------------------------------------------------------------

      (2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2002.

                            [] FOR [] AGAINST [] ABSTAIN

      (3) Approval and authorization of an Amendment to the Company's 1999 Long-Term Incentive Plan to increase the number of shares of common stock authorized for issuance by 1,000,000 shares.

                            [] FOR [] AGAINST [] ABSTAIN

      (4) Approval and authorization of amendments to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of common stock authorized for issuance by 100,000 shares and to permit the Company's Board of Directors in the future to provide an initial grant of stock options to any new director.

                            [] FOR [] AGAINST [] ABSTAIN

      (5) Approval and adoption of the Company's 2002 Employee Stock Purchase Plan.

                  []  FOR               []  AGAINST               []  ABSTAIN

      (6) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

      All as more particularly described in the Company's Proxy Statement, dated April 15, 2002 (the "Company's Proxy Statement"), relating to such meeting, receipt of which is hereby acknowledged.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1), (2), (3), (4) AND (5), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

      The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.



_______________________________________

_______________________________________

Dated:______________, 2002

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.


Please promptly mark, date, sign and mail this Proxy Card in the enclosed envelope. No postage is required.